UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

                                              N/A
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

See Item 2.01 which is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 - Completion of an Acquisition or Disposition of Assets

On December 4, 2007, Pure Biofuels Corp. (the “Company”), Pure Biofuels del Peru S.A.C., a Peruvian corporation and 99.9% owned subsidiary of the Company (“Pure Biofuels del Peru”), Interpacific Oil S.A.C., a Peruvian corporation (“Interpacific”), and certain stockholders of Interpacific (the “Interpacific Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pure Biofuels del Peru will acquire all of the outstanding capital stock of Interpacific, with Pure Biofuels del Peru continuing as the surviving corporation. The merger was consummated contemporaneous with the signing and filing of the Merger Agreement as of such date with the Peruvian Public Registry in accordance with the relevant provisions of Peru law.

Each of Luis Goyzueta, Chief Executive Officer and director of the Company, and Alberto Pinto, Chief Operating Officer and director of the Company, are Interpacific Stockholders. The shares of Common Stock to be issued on behalf of the shares of Interpacific captial stock held by Luis Goyzueta will be issued to Luis Goyzueta's father, Luis F. Goyzueta.

Pursuant to the Merger Agreement, the outstanding capital stock of Interpacific will be converted into the right to receive merger consideration (the “Merger Consideration”) payable beginning 90 days after the closing of the transaction, subject to certain performance-based adjustments described below and consisting of the following: (i) up to $6,300,000, payable with (A) Seven Hundred Thousand Dollars $700,000 in cash, certified or bank check or wire transfer of immediately available funds and (B) up to 9,333,333 shares of common stock, par value $0.001, of the Company (the “Common Stock”) and (ii) a five year warrant to purchase up to 2,925,000 shares of Common Stock, at an exercise price of $0.47.

$700,000 cash consideration and 2,166,667 shares of the stock consideration are payable 90 days after the closing. The remainder of the stock consideration and the warrant consideration shall be contingent upon review and confirmation from an accounting firm agreed upon by the parties to the Merger Agreement that revenue in accordance with U.S. generally accepted accounting practices for the operations of Interpacific for the 90-day period beginning on the Closing Date exceeds $3,900,000. If the revenue is less than $3,900,000, then the additional stock consideration and warrant consideration shall each be proportionately reduced. In addition, if the revenue is less than $3,900,000, then Interpacific shall have the option of measuring the revenue for an additional 90-day period and can elect to be paid the additional stock consideration and warrant consideration based solely on the second 90-day period.

The Merger Agreement contains customary representations and warranties and covenants. The consummation of the transaction was conditioned, among other things, upon approval by the Interpacific Stockholders by the requisite vote under Peru law and Interpacific’s Articles of Incorporation and Bylaws, which vote has been obtained.

A copy of the Merger Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

See Item 2.01 which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 - Other Events

On December 5, 2007, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements for Interpacific Oil S.A.C. will be provided by amendment to this Form 8-K within 71 calendar days.

(b) Pro Forma Financial Information.

The pro forma financial information will be provided by amendment to this Form 8-K within 71 calendar days.

(d) Exhibits

10.1	Agreement and Plan of Merger, dated as of December 4, 2007, by and among Pure Biofuels Corp., Pure Biofuels del Peru S.A.C., Interpacific Oil S.A.C., and certain Target Stockholders identified therein

99.1	Press Release dated December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2007	PURE BIOFUELS CORP.

	By:	/s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director